EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pumatech, Inc. our report dated May 23, 2003, relating to the financial statements of Starfish Software, Inc., which appears in Exhibit 99.1 of the Current Report on Form 8-K/A of Pumatech, Inc. filed June 10, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

San Jose, California

September 5, 2003